UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2009

SMITHFIELD FOODS, INC.

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 17, 2009, Smithfield Foods, Inc. (“Smithfield” or the “Company”) issued press releases announcing a plan to consolidate and streamline the corporate structure and manufacturing operations of its pork group.  This restructuring is intended to make the Company more competitive by improving operating efficiencies and increasing plant utilization.  The plan includes the following primary initiatives:

▪	the closing of six plants and transfer of production to more efficient facilities;

▪	a reduction in the number of operating companies in the pork group from seven to three;

▪	the merger of the fresh pork sales forces of the John Morrell and Farmland Foods business units; and

▪	the consolidation of the international sales organizations that are responsible for exports of several operating companies into one group.

The Company expects to achieve a net reduction of approximately 1,800 jobs in the pork group as a result of the restructuring.

The Company anticipates recording pre-tax charges of approximately $115 million over the course of the initiatives, which the Company expects to substantially complete by the end of the third quarter of fiscal 2010.  These charges are comprised of an estimated $73 million of non-cash asset impairments related to the plant closings; $18 million of severance, relocation and related benefits; and $24 million of other cash costs related to plant consolidation and asset disposal.  The Company anticipates recording approximately $85 million of the charges in the third quarter of fiscal 2009, while substantially all of the remaining charges will be recognized over the remainder of fiscal 2009 and the first half of fiscal 2010.  In addition, the Company expects to incur $53 million in capital expenditures related to the plant consolidations over the remainder of fiscal 2009 and the first half of fiscal 2010.

Management committed to this restructuring plan on February 16, 2009.  The decision to recognize the asset impairment charge in the third quarter of fiscal 2009 was made in connection with the preparation of the financial statements for such fiscal quarter.

Additional information regarding this restructuring is included in the February 17, 2009 press releases attached hereto as Exhibits 99.1 and 99.2.  The information contained in Exhibit 99.2 under the caption “Plant Closings” is incorporated herein by reference.

Item 2.06	Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1           Press release, dated February 17, 2009, announcing the Registrant’s restructuring of its pork group.

99.2           Press release, dated February 17, 2009, announcing additional details regarding the Registrant’s restructuring of its pork group.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the timing of the restructuring initiatives and the estimated amount of related charges and expenses.  Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of the Company. Actual future results may differ materially from those described in the forward-looking statements depending on a variety of factors including, but not limited to, the risks and uncertainties detailed in the Company’s reports filed with or furnished to the Securities and Exchange Commission from time to time, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for fiscal 2008 and the subsequent Quarterly Reports on Form 10-Q. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect future events. Viewers of this report are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.  The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: February 17, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release, dated February 17, 2009, announcing the Registrant’s restructuring of its pork group.

Exhibit 99.2	Press release, dated February 17, 2009, announcing additional details regarding the Registrant’s restructuring of its pork group.